Exhibit 16(a)(1)(vii)

NOT VALID UNLESS SIGNED BY AN ELIGIBLE INSTITUTION.

NOTICE OF GUARANTEED DELIVERY

OF SHARES OF COMMON STOCK OF

CANANDAIGUA NATIONAL CORPORATION

Pursuant to the Offer to Purchase Dated July 1, 2013

This Notice of Guaranteed Delivery, or one substantially in the same form or a facsimile copy of it, must be used to accept the Offer (as defined below) if: (a) certificates for shares of common stock (the “Shares”) of Canandaigua National Corporation are not immediately available; or (b) time will not permit the Letter of Transmittal or other required documents to reach the Transfer Agent before the Expiration Date (as defined in “Terms of the Offer–Expiration and Extension of the Offer; Amendment” section of the Offer to Purchase, as defined below).

This Notice of Guaranteed Delivery, signed and properly completed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Transfer Agent by the Expiration Date. See “Terms of the Offer–Procedure for Tendering Shares” in the Offer to Purchase.

THE CANANDAIGUA NATIONAL BANK AND TRUST COMPANY

By Mail, Overnight Courier or

In Person By Hand Only:

The Canandaigua National Bank and Trust Company

72 South Main Street

Canandaigua, New York 14424

By Facsimile Transmission:

 (585) 394-2749

Confirm Facsimile Transmission

by Telephone:

(585) 394-4260

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The undersigned hereby tenders to Canandaigua National Corporation at the price of $161.00 per share upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 1, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal, receipt of which is hereby acknowledged, Shares of common stock (the “Shares”), pursuant to the guaranteed delivery procedure set forth under “Terms of the Offer–Procedure for Tendering Shares” in the Offer to Purchase.

PLEASE CALL RICHARD H. HAWKS, JR., SENIOR VICE PRESIDENT OF THE CANANDAIGUA NATIONAL BANK AND TRUST COMPANY, FOR ASSISTANCE IN COMPLETING THIS FORM AT (585) 394-4260 (TOLL FREE: (800) 724-2621).

Certificate Nos. (if available): __________________________________________________________________________

Name(s): __________________________________________________________________________________________

(Please Print)

Address(es): _______________________________________________________________________________________

City State Zip Code: _________________________________________________________________________________

Area Code and Telephone Number: _____________________________________________________________________

SIGN HERE

__________________________________

Dated:  _____________________________, 2013

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank, trust company, savings bank, savings and loan association or credit union having an office or correspondent in the United States (each, an “Eligible Institution”), hereby (i) represents that the undersigned has a net long position in Shares or in equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4 and (iii) guarantees that the certificates representing the Shares tendered hereby in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, will be received by the Transfer Agent at its address set forth above within three business days after the date of receipt by the Transfer Agent of this Notice of Guaranteed Delivery.

Name of Firm: ____________________________________________________________________________________

Authorized Signature: ______________________________________________________________________________

Address: _________________________________________________________________________________________

Name: ___________________________________________________________________________________________

Title: ____________________________________________________________________________________________

Zip Code: ________________________________________________________________________________________

Area Code and Telephone Number: (________)_________-________________

Dated: ____________________ 2013

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.